EXHIBIT 31.04

CERTIFICATION

I, Steven Chaussy, certify that:

1.	I have reviewed this Amendment No.1 to the annual report on Form 10-K of BioSig Technologies, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2022

/s/ STEVEN CHAUSSY
Steven Chaussy
Chief Financial Officer